                                                                   Exhibit 10.8

                       REPLACEMENT SHORT TERM REVOLVING NOTE

                                                           Boston, Massachusetts

$17,000,000.00                                                 September 4, 1998


     On or before March 31, 1999, the undersigned, DM Management Company, for value received, promises to pay to the order of Citizens Bank of Massachusetts (hereinafter called the "Bank"), at its principal office at 28 State Street, Boston, Massachusetts 02109, or such other location that the holder may specify

     Seventeen Million DOLLARS ($17,000,000.00) with interest payable as hereafter set forth. This is the "Replacement Short Term Revolving Note" issued pursuant to the terms of a certain Third Amendment to Second Amended and Restated Loan Agreement dated as of the date hereof by and between Bank and the undersigned, as the same may further hereafter be amended or restated (the "Loan Agreement"), payment of which is secured by an Assignment of Certificate of Deposit as amended by First Amendment to Assignment of Certificate of Deposit of even date herewith and otherwise as provided in the Loan Agreement.

     Interest shall accrue at the rate provided in the Loan Agreement for the Short Term Revolving Loan as defined therein and shall be paid monthly, in arrears, during the term hereof commencing one (1) month from the date hereof and on the like day of each month thereafter except all accrued but unpaid interest shall be due and payable at maturity.

     Overdue principal and overdue interest from time to time outstanding shall bear interest in accordance with the terms of the Loan Agreement. If payment is not made when due hereunder then, without limitation on any other right of the Holder, there shall be a late charge as provided in the Loan Agreement.

     If an "Event of Default" (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable without notice or demand, in the manner and with the effect provided in the Loan Agreement.

     If a "Special Event" (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest shall be due and payable on December 31, 1998 without notice or demand.

     Every maker, endorser and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

     The undersigned will pay all reasonable out-of-pocket costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

     No delay or omission of the holder in exercising any right of remedy hereunder shall constitute a waiver of any such right or remedy.

     The holder need not enter payments of principal or interest upon this note, but may maintain a record thereof on a separate ledger maintained by the holder.

     The word "holder" as used in this note shall mean the payee or indorsee of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

     This note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall take effect as an instrument under seal.

WITNESS:                                DM MANAGEMENT COMPANY


                                        By: /s/ Olga L. Conley
                                            ------------------------------
                                            Olga L. Conley
                                            Chief Financial Officer